SCHEDULE 14A
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.1a-12

CNL RETIREMENT PROPERTIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, of the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Dear CNL Retirement Properties Inc. Stockholder:

You have previously consented to receive your Annual Meeting material over the Internet. This e-mail provides the information you will need to view the Annual Meeting material online, vote your shares, and print a copy of the materials. If your e-mail software supports it, you can simply click on the indicated links to access the viewing and voting sites. To view and print these documents, you will need a free copy of the Adobe Acrobat Reader which can be downloaded from: http://www.adobe.com/products/acrobat/readstep2.html.

I. View Annual Meeting Materials
To view the 2004 Annual Report, please go to the following web site:
http://www.cnlonline.com/documents/crp//05_10_05%20CRP%202004%20AR%20FINAL.pdf

To view the 2005 Proxy Statement, please go to the following web site:
http://www.cnlonline.com/documents/crp//2004%20Proxy%20Statement.pdf

II. Vote your Proxy
To vote your proxy over the Internet, go to the web site:
https://www.proxyvotenow.com/crp

III. Control Number
To access and vote your proxy card, you will need to enter your control number listed below.

Please note that you may change or update your email address while voting online.

Please do not reply to this e-mail as it is automatically generated. If you would like to receive a paper copy of the proxy statement and annual report, CNL Retirement Properties, Inc. will provide a copy to you free of charge upon request. To obtain a copy of these documents or if you have any questions, please contact our Information Agent, D.F. King by telephone at 1-800-758-5880.

Thank you for participating in CNL Retirement Properties Inc. Paperless Annual Meeting Material Program.